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              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H3

                                  $496,786,000
              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2006-H3

                                INDYMAC MBS, INC.
                                   (DEPOSITOR)

                              INDYMAC BANK, F.S.B.
                                (SPONSOR/SELLER)

                             UNDERWRITING AGREEMENT

                               September 27, 2006

Lehman Brothers Inc.
   ("Lehman") as an Underwriter
   (an "Underwriter") named herein
745 Seventh Avenue
New York, New York 10019

Bear, Stearns & Co. Inc.
   ("Bear") as an Underwriter
   (an "Underwriter") named herein
383 Madison Avenue
New York, New York 10179

Credit Suisse Securities (USA) LLC
   ("Credit Suisse") as an Underwriter
   (an "Underwriter") named herein
Eleven Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
   ("Goldman") as an Underwriter
   (an "Underwriter") named herein
85 Broad Street
New York, New York 10004

IndyMac Securities Corporation
   ("IndyMac") as an Underwriter
   (an "Underwriter") named herein
155 N. Lake Avenue, 6th Floor
Pasadena, California 91101




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Ladies and Gentlemen:

            1. Introductory. IndyMac MBS, Inc., a Delaware corporation (the "Depositor") proposes to sell approximately $496,786,000 principal amount of its Class A IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3 (the "Notes") issued by IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3 (the "Issuing Entity") to the Underwriters named in Schedule I attached hereto pursuant to this underwriting agreement (the "Agreement"). The assets of the Issuing Entity include, among other things, a pool of adjustable rate home equity line of credit loans made or to be made in the future under certain home equity revolving credit line loan agreements (the "HELOCs") secured by first or junior lien deeds of trust or mortgages on properties that are primarily one- to four-family residential properties to be delivered on the Closing Date (as defined below) (the "Mortgage Loans") and all monies due under the HELOCs after the close of business on September 14, 2006 (the "Cut-off Date") (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date) and property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure. In addition, the Notes will have the benefit of an irrevocable and unconditional note guaranty insurance policy (the "Policy") to be issued by XL Capital Assurance Inc. (the "Insurer") pursuant to an Insurance and Indemnity Agreement, dated as of September 29, 2006 (the "Insurance Agreement") among the Insurer, the Depositor, IndyMac Bank, F.S.B. (the "Sponsor"), as seller and servicer, the Issuing Entity and Deutsche Bank National Trust Company as indenture trustee (the "Indenture Trustee").

            The Issuing Entity will be formed pursuant to a Trust Agreement, dated as of September 19, 2006 (the "Trust Agreement" and as amended and restated on September 29, 2006, the "Amended and Restated Trust Agreement"), among the Depositor, Wilmington Trust Company (the "Owner Trustee") and Deutsche Bank National Trust Company, as administrator (the "Administrator") and the Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of September 29, 2006, between the Issuing Entity and the Indenture Trustee. The Mortgage Loans and certain other assets of the Issuing Entity will be sold by the Sponsor to the Depositor pursuant to a separate Mortgage Loan Purchase Agreement, dated as of September 29, 2006 (the "Purchase Agreement") between the Depositor and the Sponsor, and by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement, dated as of September 14, 2006 (the "Sale and Servicing Agreement"), among the Issuing Entity, the Depositor, IndyMac Bank, F.S.B., as seller and as servicer (the "Servicer") and the Indenture Trustee. The Issuing Entity will be administered pursuant to the administration agreement, dated as of September 29, 2006 (the "Administration Agreement"), among the Issuing Entity, the Administrator, the Owner Trustee and the Depositor. An indemnification agreement, dated as of September 29, 2006 (the "Indemnification Agreement"), among Lehman, Bear, Credit Suisse, Goldman, IndyMac, and the Insurer, will govern the liability of such parties with respect to the

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losses resulting from material misstatements or omissions contained in the
Prospectus Supplement (as defined below).

            This Agreement, the Insurance Agreement, the Trust Agreement, the Amended and Restated Trust Agreement, the Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Indemnification Agreement and the Policy are collectively referred to herein as the "Basic Documents."

            Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Sale and Servicing Agreement.

            2. Representations and Warranties of the Depositor and the Sponsor.

                  (a) The Depositor represents and warrants to and agrees with the Underwriters that:

            (i) The Depositor has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-132042) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), in conformity with the rules and regulations (the "Rules and Regulations") of the Commission, of Mortgage Pass-Through Certificates and Mortgage Pass-Through Notes (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) or (x) under the Act and complies in all other material respects with such Rule. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which the latter of (i) such Registration Statement, or the most recent post effective amendment thereto, if any, was declared effective by the Commission or (ii) the document most recently filed with the Commission was incorporated into such Registration Statement; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means the final prospectus, as first supplemented by a prospectus supplement dated September 27, 2006 (the "Prospectus Supplement") relating to the Notes, as first filed with the Commission pursuant to paragraph (1) or (4) or (5) of Rule 424(b) of the Rules and Regulations; and "Pricing Free Writing Prospectus" means the free writing prospectus relating to the Offered Notes dated September 25, 2006 that has been filed with the Commission pursuant to Rule 433 of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and incorporated by reference in the Prospectus on or prior to the Closing Date; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act as of the Effective Time that is incorporated by reference in the Registration Statement. As of the date hereof and at the Closing Date, there are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations on or prior to each such

                                       -3-




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date which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use as of the Effective Time by the Depositor of the Registration Statement on Form S-3 under the Act have been satisfied.

            (ii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective, are used or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Act and the Rules and Regulations. The Pricing Free Writing Prospectus as of the date hereof conforms in all respect to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and as of the date of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Issuer Free Writing Prospectus (as defined herein), as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Pricing Free Writing Prospectus (including any information provided by the Sponsor as contemplated by Item 1105 of Regulation AB relating to securitized pools ("Static Pool Data") referred to therein), as of its date and as of the date of each Contract of Sale and as of the Closing Date, and the Prospectus (including any Static Pool Data referred to therein), as of its date and as amended or supplemented as of the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) any Derived Information (as defined in Section 6(f) below) and (ii) the Underwriters' Information (as defined in
Section 8(a) below).

            (iii) The Notes meet the requirements for the public offering thereof to be registered on Form S-3 under the Act.

            (iv) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

            (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the financial condition or operations of the Depositor, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Basic Documents and to cause the Notes to be issued.

            (vi) Except as disclosed in the Pricing Free Writing Prospectus and the Prospectus, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject
(a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the

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invalidity of the Agreements or the Notes, (c) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Basic Documents, or (d) which might adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Basic Documents or the Notes.

            (vii) This Agreement has been, and each other Basic Document to which it is a party, when duly executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor. The execution, delivery and performance of this Agreement and each of the other Basic Documents to which it is a party and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Depositor has full corporate power and authority to (a) cause the Issuing Entity to authorize the Indenture Trustee to execute and deliver the Notes to the Depositor and (b) sell the Notes to the Underwriters, all as contemplated by this Agreement.

            (viii) This Agreement constitutes, and each other Basic Document to which it is a party, when executed and delivered as contemplated herein will constitute legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

            (ix) Neither the Depositor nor the trust created by the Trust Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

            (x) The Notes, when duly and validly authorized by the Depositor and when executed and authenticated as specified in the Indenture and delivered and paid for pursuant hereto, will be validly issued and outstanding and will be entitled to the benefits of the Indenture.

            (xi) At the time of execution and delivery of the Indenture, the Mortgage Loans and related property will have been duly and validly assigned to the Indenture Trustee in accordance with the Basic Documents; and when such assignment is effected, a duly and validly perfected transfer of all such Mortgage Loans will have occurred, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Depositor or the Sponsor.

            (xii) Neither the transfer of the Mortgage Loans and other Issuing Entity assets conveyed by it to the Issuing Entity pursuant to the Sale and Servicing Agreement from the Depositor to the Issuing Entity, nor the issuance, sale and delivery of the Notes, nor the fulfillment of the terms of the Notes, will (A) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of

                                       -5-




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Incorporation or the By-Laws of the Depositor, (B) conflict with or result in a material breach or material violation of any indenture or other agreement or instrument to which the Depositor is a party or by which it or its properties is bound or (C) result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor or will result in the creation of any lien upon any material property or assets of the Depositor.

            (xiii) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Depositor of the Basic Documents to which it is a party and the execution, delivery and sale of the Notes shall have been paid or will be paid by or on behalf of the Depositor at or prior to the Closing Date to the extent then due.

            (xiv) At the Closing Date, the Notes and the Basic Documents will conform in all material respects to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Prospectus.

            (xv) As of the date hereof, the Sponsor is not an "ineligible issuer" as defined in Rule 405 of the Rules and Regulations.

            (xvi) The initial effective date of the Registration Statement was within three years of the Closing Date. If the third anniversary of the initial effective date occurs during the time the Underwriters are offering securities which have not been sold since the Closing Date, the Sponsor will take such actions as may be necessary or appropriate to permit the public offering and sale of the securities as contemplated hereunder.

                  (b) The Sponsor represents and warrants to and agrees with the Underwriters that:

            (i) Since the respective dates as of which information is given in the Pricing Free Writing Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Sponsor, otherwise than as set forth or contemplated in the Pricing Free Writing Prospectus and the Prospectus as supplemented or amended as of the Closing Date.

            (ii) This Agreement constitutes, and each other Basic Document to which it is a party, when executed and delivered as contemplated herein will constitute legal, valid and binding instruments enforceable against the Sponsor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors rights generally or the rights of creditors of institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

            (iii) At the time of execution and delivery of the Purchase Agreement, the representations of the Sponsor therein are true and correct in all material respects on and as of

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the date made or as of any other date provided therein; provided that the remedies available to you for any breach of the representations and warranties set forth in Section 3.01 of the Purchase Agreement shall be limited to the remedies set forth in that Section.

            3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Depositor, the entire principal amount of the Notes set forth opposite the name of such Underwriter in Schedule I hereto at the purchase price set forth in Schedule I, plus any additional original principal amount of Notes which such Underwriter may be obligated to purchase pursuant to Section 10 hereof.

            The Depositor will deliver the Notes to the Underwriters, against payment of the purchase price to or upon the order of the Depositor by wire transfer or check in Federal (same day) Funds, at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, 25th Floor, New York, New York 10019-5820 at 10:00 a.m., New York time on September 29, 2006, or at such other time not later than seven full business days thereafter as each of the Underwriters and the Depositor determine, such time being herein referred to as the "Closing Date". The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Indenture.

            4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), on the terms set forth in the Prospectus and that the Underwriters will not offer, sell or otherwise distribute such Notes (except for the sale thereof in exempt transactions) in any state in which such Notes are not exempt from registration under "blue sky" or state securities laws (except where such Notes will have been qualified for offering and sale at the Underwriter's direction under such "blue sky" or state securities laws).

            5. Covenants of the Depositor. The Depositor covenants and agrees with the several Underwriters that:

                  (a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) not later than the time required thereby. The Depositor shall advise each of the Underwriters promptly of any such filing pursuant to Rule 424(b), and will make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein.

                  (b) The Depositor will furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as filed with the Commission, including all consents and exhibits filed therewith.

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                  (c) The Depositor shall advise each of the Underwriters
      promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus within 30 days of the date of this Agreement or the earlier termination of the offering and will not effect such amendment or supplementation (other than and amendment or supplement specifically relating to one or more series of asset-backed securities other than the series that includes the Notes) unless (i) the Depositor has given reasonable notice to the Underwriters of its intention to file such amendment or supplement, (ii) the Depositor has furnished the Underwriters with a copy for their review within a reasonable time prior to filing, and
      (iii) the Underwriters do not reasonably object to the filing of such amendment or supplement; and the Depositor will also advise each of the Underwriters promptly of (x) the effectiveness of the Registration Statement (if the effective date thereof is subsequent to the execution of this Agreement) and of any amendment or supplement to the Registration Statement that occurs within 30 days of this Agreement or (y) the filing of any supplement to the Prospectus or of any amended Prospectus and in each case to furnish each of the Underwriters with copies thereof within 30 days or earlier termination of offering; the Sponsor will advise each of the Underwriters upon its receipt of notice thereof of the issuance by the Commission of any stop order with respect to the Prospectus or: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; and (iii) the initiation of or threat of any proceeding for any such purpose. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such an order by the Commission.

                  (d) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the TIA or the rules thereunder, the Depositor promptly shall prepare and file with the Commission, subject to paragraph (c) of this Section, an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance.

                  (e) The Depositor shall timely prepare and file, with the Commission, on behalf of the Issuing Entity, all periodic reports required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes.

                  (f) The Depositor will use its reasonable efforts, in cooperation with the Underwriters, to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution to be fully completed; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of this Agreement or to take any action which would subject it to general or unlimited service of process or corporate or franchise taxation as a foreign

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      corporation in any jurisdiction in which it is not, on the date of this
      Agreement, subject to such service or process or such taxation.

                  (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor shall deliver to each of the Underwriters, as soon as such statements are furnished to the Indenture Trustee, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee and the Monthly Statement to the Noteholders pursuant to the Sale and Servicing Agreement.

                  (h) So long as any of the Notes are outstanding, the Depositor shall furnish to each of the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission on behalf of the Issuing Entity pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor as the Underwriters may reasonably request only insofar as such information reasonably relates to the transactions contemplated by the Basic Documents, and which may be furnished by the Depositor or the Servicer without any undue expense and without violation of applicable law.

                  (i) To the extent, if any, that any of the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall use its best efforts to cause such documents to be furnished and such actions to be taken.

                  (j) The Depositor shall apply the net proceeds of the sale of the Notes that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (k) As between the Depositor and the Underwriters, the Depositor shall pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the printing and filing of the Registration Statement and Prospectus and the printing of the Basic Documents, but not any expenses associated with the delivery of such documents, (ii) the preparation, issuance and delivery of the Notes to the Underwriters, (iii) the fees and disbursements of the Depositor's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(h), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the fees and expenses of the Insurer and its counsel, (viii) any fees and expenses of the Indenture Trustee or the Indenture Trustee's counsel and the Owner Trustee and the Owner Trustee's counsel incurred in connection with the transactions described herein and
      (ix) any fees and expenses associated with the registering the Notes with DTC, Clearstream Banking, societe anonyme or the Euroclear System.

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                  (l) On or prior to the date of issuance of the Notes, the
      Depositor will obtain the Policy issued by the Insurer for the benefit of the holders of the Notes.

                  (m) The Depositor will file with the Commission, in accordance with the Rules and Regulations, tabular information concerning the Mortgage Loans to the extent that the information set forth in the Prospectus relates to a statistical cut-off date pool of mortgage loans and also to file with the Commission, in accordance with the Rules and Regulations, all ABS Informational and Computational Materials and Issuer Free Writing Prospectuses (as each is defined in Section 6 hereof) required to be filed within the applicable time periods allotted for such filing pursuant to the Rules and Regulations.

                  (n) In connection with any ABS Informational and Computational Materials and Issuer Free Writing Prospectuses, the Sponsor will receive a letter from Deloitte & Touche LLP certified public accountants, satisfactory in form and substance to the Sponsor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Sponsor, as a result of which they have determined that the information included in the ABS Informational and Computational Materials and Issuer Free Writing Prospectuses (if any), is accurate except as to such matters that are not deemed by the Sponsor to be material. The foregoing letter shall be obtained at the expense of the Sponsor.

                  (o) The Depositor shall not be required to file (1) any Issuer Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Issuer Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes or (2) any Issuer Free Writing Prospectus or portion thereof that contains a description of the Notes or the offering of the Notes which does not reflect the final terms thereof.

                  (p) In connection with the Pricing Free Writing Prospectus (including any Static Pool Data referred to therein that relates to information after December 31, 2005 ("Post December 31, 2005 Static Pool Data")), the Underwriters shall have received, and in connection with the Prospectus (including any post December 31, 2005 Static Pool Data), will receive, a letter from Deloitte & Touche LLP certified public accountants, satisfactory in form and substance to the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they have determined that the information included in the Pricing Free Writing Prospectus and the Prospectus, is accurate except as to such matters that are not deemed by the Underwriter to be material. The foregoing letter shall be obtained at the expense of the Underwriters.

            6. Investor Information. Each Underwriter represents and agrees with the Sponsor that not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and the Sponsor) to entering into any "contract of sale" as defined in Rule 159 of the Act (each a "Contract of Sale"), the Underwriter has conveyed the Pricing Free Writing Prospectus to each prospective investor. Each Underwriter shall keep sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the related Contract of Sale and shall maintain such records as required by the Rules and

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Regulations. An Underwriter may prepare and have provided, and with respect to
(ii) below, the Sponsor may prepare and have provided, to prospective investors in connection with its offering of the Notes (i) "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB promulgated by the Commission, which may include both an Issuer Free Writing Prospectus and Derived Information (collectively, "ABS Informational and Computational Materials"), (ii) any "free writing prospectus" within the meaning of Rule 405 under the Act that describes the Notes and/or the Mortgage Loans and contains information described in the definition of "ABS informational and computational materials" in Item 1101(a) of Regulation AB but which does not include information described in paragraph (5) of such definition and does not include Derived Information (each, an "Issuer Free Writing Prospectus") or (iii) any "free writing prospectus" within the meaning of Rule 405 under the Act that includes only the information described in paragraph (5) of the definition of "ABS informational and computational materials" in Item 1101(a) of Regulation AB (each, an "Underwriter Free Writing Prospectus," and any ABS Informational and Computational Material, Issuer Free Writing Prospectus and Underwriter Free Writing Prospectus shall be referred to herein as a "Free Writing Prospectus"), subject to the following conditions:

                  (a) An Underwriter may furnish ABS Informational and Computational Materials or an Issuer Free Writing Prospectus to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has conveyed the Pricing Free Writing Prospectus to such potential investor not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and the Sponsor) to such Contract of Sale and (y) such Underwriter shall deliver a copy of the proposed ABS Informational and Computational Materials or Issuer Free Writing Prospectus, not otherwise provided by the Sponsor, to the Sponsor and its counsel at least 24 hours prior to the anticipated first use.

            Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey any written communication to any person in connection with the initial offering of the Notes, unless such written communication (1) is made in reliance on Rule 134 under the Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (3) is an Issuer Free Writing Prospectus, an Underwriter Free Writing Prospectus or ABS Informational and Computational Materials.

            If an Underwriter does not furnish ABS Informational and Computational Materials or an Issuer Free Writing Prospectus to the Sponsor's counsel prior to the scheduled print date of the Prospectus Supplement, such Underwriter will be deemed to have represented that it did not convey any ABS Informational and Computational Materials or Issuer Free Writing Prospectus to any potential investor.

                  (b) An Underwriter may furnish an Underwriter Free Writing Prospectus to (x) a potential investor not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and the Sponsor) to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless such Underwriter has conveyed the Pricing Free Writing Prospectus to such potential investor not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and the Sponsor) to such Contract of Sale and (y) to an investor after a Contract of Sale; provided, that such Underwriter has conveyed the Pricing Free Writing Prospectus to such investor not less than 24 hours (or such shorter time as may be agreed between such Underwriter and the Sponsor) prior to such Contract of Sale. Each Underwriter agrees that it shall not broadly disseminate any Underwriter Free Writing Prospectus.

                  (c) The Underwriters shall provide to the Sponsor any ABS Informational and Computational Materials, not otherwise provided by the Sponsor, which are provided to investors, together, in the case of any ABS Informational and Computational Materials, with a letter, reasonably acceptable to the Underwriters and the Sponsor, from Deloitte & Touche LLP with regard to such ABS Informational and Computational Materials, no later than the two Business Days following the date such ABS Informational and Computational Materials are conveyed. The Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. The materials so furnished shall be furnished to the Sponsor in hard copy and on computer disk.

                  (d) In the event that any Underwriter or the Sponsor becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus delivered to a purchaser of a Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter or the Sponsor, as applicable, shall notify the other parties to this Agreement thereof within one business day after discovery. If the untrue statement or omission from the Defective Free Writing Prospectus was not contained in or omitted from any Derived Information in such Defective Free Writing Prospectus and if any Underwriter shall incur any costs in connection with the reformation or termination of the Contract of Sale, the Sponsor agrees to reimburse such Underwriter for such costs promptly. Each Underwriter agrees to use reasonable efforts to mitigate such costs.

            (i) If such Defective Free Writing Prospectus is an Issuer
Free Writing Prospectus, the Sponsor shall prepare an Issuer Free Writing Prospectus with corrective information that corrects the material misstatement in or omission from such Defective Free Writing Prospectus, and if such Defective Free Writing Prospectus is an Underwriter Free Writing Prospectus, the Underwriter shall prepare an Underwriter Free Writing Prospectus with corrective information that corrects the material misstatement in or omission from such Defective Free Writing Prospectus (each such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus");

            (ii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of a Note which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Notes and the terms of which have been revised in the Corrected Free Writing Prospectus;

            (iii) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Notes has been terminated, and of such purchaser's rights as a result of termination of such agreement; and

            (iv) The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Notes on the terms described in the Corrected Free Writing Prospectus.

                  (e) All Issuer Free Writing Prospectuses and Underwriter Free Writing Prospectuses shall contain legends similar to the following legends in all material respects and may contain additional legends as permitted by law:

            (i) The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-867-2654.

            (ii) This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

            (iii) The information in this free writing prospectus is preliminary and is subject to completion or change.

            (iv) The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

            (v) This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

            All Underwriter Free Writing Prospectuses, in addition to those specified in clauses (1) through (5) above, contain legends similar to the following legends in all material respects and may contain additional legends as permitted by law:

            (vi) Neither the depositor nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

            (vii) The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

            (viii) The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

                  (f) (i) The Underwriters furnishing such ABS Informational and Computational Materials represent to the Sponsor and the Depositor that the Derived Information included in the ABS Informational and Computational Materials or Underwriter Free Writing Prospectus of such Underwriter does not contain an untrue statement of a material fact or, when read in conjunction with the Pricing Free Writing Prospectus as an integral document, do not omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made (x) with respect to any untrue statements or omissions that are (A) the result of untrue statements or omissions in the Sponsor-Provided Information (as defined in Section 6(f)(ii)) or (B) also set forth in or omitted from the Pricing Free Writing Prospectus or (y) that the Pricing Free Writing Prospectus or Prospectus (exclusive of such ABS Informational and Computational Materials) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except with respect to the Underwriters' Information defined in Section 8(a) below). No Underwriter has delivered any ABS Informational or Computational Materials or Underwriter Free Writing Prospectuses incorporating Derived Information simultaneously with the Pricing Free Writing Prospectus.

            (ii) For purposes of this Underwriting Agreement, the term "Derived Information" means the information specified in paragraph (5) of the definition of "ABS informational and computational materials" in Item 1101(a) of Regulation AB, which information (i) is not contained in the Prospectus or the Pricing Free Writing Prospectus without taking into account such Derived Information to the extent incorporated therein by reference and (ii) does not constitute Sponsor-Provided Information. "Sponsor-Provided Information" means any computer tape (or other information) furnished to any Underwriter by or on behalf of the Sponsor concerning the assets of the Trust.

            7. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties contained or incorporated herein, to the accuracy of the written statements of officers of the Depositor and the Sponsor made pursuant to the provisions of this Section 7, to the performance by each of the Depositor of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and
      Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Underwriters, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  (b) The Underwriters shall have received a letter, on or prior to the date of this Agreement, of Deloitte & Touche LLP with respect to certain agreed-upon procedures, confirming that such accountants are independent public accountants within the meaning, of the Act and the Rules and Regulations, and substantially in the form of the draft to which the

      Underwriters have previously agreed and otherwise in form and substance reasonably satisfactory to each of the Underwriters and counsel for the Underwriters.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or (iv) any other material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States) such as to make it, in the reasonable judgment of a majority in interest of the Underwriters, it impractical or inadvisable to proceed with completion of the sale of, and payment for, the Notes on the terms and in the manner contemplated by the Prospectus.

                  (d) The Underwriters shall have received an opinion of Victor
      H. Woodworth, internal counsel to the Depositor, the Sponsor and the Servicer, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

            (i) IndyMac Bank, F.S.B. has been duly organized and is validly existing as a federal savings bank in good standing under the federal laws of the United States of America.

            (ii) The Depositor has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of the State of California.

            (iii) The Basic Documents to which each of the Sponsor, the Servicer and the Depositor (collectively, the "IndyMac Entities") is a party have been duly authorized, executed and delivered by each such IndyMac Entity.

            (iv) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the execution, delivery or performance by any of the IndyMac Entities of the Basic Documents to which any such IndyMac Entity is a party, except for those consents, approvals, authorizations or orders which previously have been obtained. Such counsel may assume for the purposes of such expressed opinion that any recordations of the assignments of the Mortgage Loans evidenced by the Notes to the Indenture Trustee under the Sale and Servicing Agreement (to the extent such recordations are required pursuant thereto) do not constitute a consent, order, authorization or approval.

            (v) The execution, delivery and performance by each of the IndyMac Entities of its obligations under the Basic Documents to which each such IndyMac Entity is a party does not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under (a) the Charter, Bylaws or the Certificate of Incorporation of each such IndyMac Entity, as applicable, or (b) to the best of such counsel's knowledge, (i) any indenture or other agreement or instrument to which each such IndyMac Entity is a party or by which it is bound, (ii) any federal statute or regulation applicable to any such IndyMac Entity or (iii) any written order of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over any such IndyMac Entity, except in any such case where the breach, violation or default would not have a material adverse effect on such IndyMac Entity or its ability to perform is obligations under the Basic Documents to which it is a party.

            (vi) There are no legal or governmental actions, investigations or proceedings pending, or, to the best of such counsel's knowledge, threatened against any of the IndyMac Entities (a) asserting the invalidity of the Basic Documents or (b) which would be likely to impair materially the ability of any such IndyMac Entity to perform its obligations under the Basic Documents to which it is a party. For the purpose of the foregoing, (i) such counsel may not regard any legal or governmental actions, investigations or proceedings to be "pending" unless the legal department of the IndyMac Entities has received notice of such actions, investigations or proceedings and (ii) such counsel may not regard any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the IndyMac Entities a present intention to initiate such proceedings. Such opinion may not address loan-level legal or governmental actions, investigations or proceedings.

      Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they are admitted to practice only in the State of California and that they are not admitted to the Bar in any other State, that they express no opinion as to the laws of any Jurisdiction other than the federal law of the United States of America, the State of California and the General Corporate Law of the State of Delaware.

                  (e) The Underwriters shall have received the opinion or opinions of Mayer, Brown, Rowe & Maw LLP, special counsel to the Depositor, the Sponsor and the Servicer, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

            (i) When the Notes have been duly executed, delivered and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be validly issued, outstanding and entitled to the benefits of the Indenture, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

            (ii) The Basic Documents to which each IndyMac Entity is a party are the legal, valid, and binding obligations of such IndyMac Entities, enforceable against such IndyMac Entities in accordance with their respective terms, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

            (iii) The Depositor is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus and the Underwriting Agreement become, an "investment company" as defined in the 1940 Act or a company "controlled by" an "investment company" within the meaning of the 1940 Act.

            (iv) The Indenture has been duly qualified under the Trust Indenture Act and the Issuing Entity is not required to register under the 1940 Act.

            (v) The transfer of the Mortgage Loans, the other property described in Section 2.01 of the Purchase Agreement, and the proceeds thereof by the Sponsor to the Depositor pursuant to the Purchase Agreement constitutes either a sale or the grant of a security interest in such property in favor of the Depositor. Such security interest is perfected in such of such property in which a security interest can be perfected by the filing of a financing statement under the California UCC. Such security interest in the Mortgage Notes is perfected.

            (vi) The transfer of the Mortgage Loans, the other property described in Section 2.01 of the Sale and Servicing Agreement, and the proceeds thereof by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement constitutes either a grant of a security interest in such property in favor of the Issuer. Such security interest is perfected in such of such property in which a security interest can be perfected by the filing of a financing statement under the Delaware UCC. Such security interest in the Mortgage Notes is perfected.

            (vii) The Indenture creates in favor of the Indenture Trustee a security interest in the Collateral as defined in the Indenture. Such security interest is perfected in such of the Collateral in which a security interest can be perfected by the filing of a financing statement under the Delaware UCC. Such security interest in the Mortgage Notes is perfected.

            (viii) The statements in the Prospectus under the headings "Summary--Tax Status," "Certain Federal Income Tax Considerations," "State Tax Considerations" and "ERISA Considerations", to the extent that they constitute statements of matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects with respect to those consequences or aspects that are discussed.

            (ix) Such counsel shall state that they have participated in the preparation of the Registration Statement and no facts have come to their attention which may cause them to believe that the Registration Statement (excluding any Exhibit thereto), as of the effective date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or the Closing Date, contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view with respect to the financial, statistical or computational material included in the Registration Statement or the Prospectus.

            (x) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the information relating to the Insurer and the financial and statistical information contained or incorporated therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder.

            (xi) The Notes will, when issued, conform in all material respects to the description thereof contained in the Prospectus.

            Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they are admitted to practice only in the State of New York and that they are not admitted to the Bar in any other State, that they express no opinion as to the laws of any Jurisdiction other than the federal law of the United States of America, the General Corporate Law of the State of Delaware and the laws of the State of New York.

                  (f) The Underwriters shall have received opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuing Entity, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

            (i) The Issuing Entity has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, and has the power and authority under the Trust Agreement (as defined in such opinion) and such Act to execute, deliver and perform its obligations under the Trust Documents and the Certificates (each as defined in such opinion).

            (ii) The Trust Agreement is the legal, valid and binding agreement of the Depositor, the Sponsor and the Owner Trustee, enforceable against the Depositor, the Sponsor and the Owner Trustee, in accordance with its terms.

            (iii) The Trust Documents and the Certificates have been duly authorized, executed and delivered by the Issuing Entity.

            (iv) Neither the execution, delivery and performance by the Issuing Entity of the Trust Documents, nor the consummation by the Issuing Entity of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Issuing Entity with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 pursuant to the Indenture.

            (v) Neither the execution, delivery and performance by the Issuing Entity of the Trust Documents, nor the consummation by the Issuing Entity of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuing Entity.

            (vi) Under the Delaware Statutory Trust Act, no creditor of any owner of the Transferor Interest shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuing Entity except in accordance with the Trust Agreement.

            (vii) Under the Delaware Statutory Trust Act, the Issuing Entity is a separate legal entity and, assuming that the Trust Agreement conveys good title to the Issuing Entity property to the Issuing Entity as a true sale and not as a security arrangement, the Issuing Entity rather than the owner of the Transferor Interest will hold whatever title to the Issuing Entity property as may be conveyed to it from time to time pursuant to the Trust Agreement, except to the extent that the Issuing Entity has taken action to dispose of or otherwise transfer or encumber any part of the Issuing Entity property.

            (viii) Under the Delaware Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, the owner of the Transferor Interest (including the Depositor in its capacity as such) has no interest in specific Issuing Entity property.

            (ix) To the best of such counsel's knowledge, without independent investigation, there are no proceedings pending or threatened against the Issuing Entity or any of its properties before or by any court, arbitrator, administrative agency or other governmental authority of the State of Delaware, which if adversely determined, would adversely affect the ability of the Issuing Entity to carry out the transactions contemplated by the Trust Agreement.

            (x) When authenticated by the Certificate Registrar and delivered pursuant to the Trust Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement.

            (xi) The Financing Statement (as defined in such opinion) is in an appropriate form for filing in the State of Delaware.

            (xii) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Issuing Entity's rights in that portion of the Collateral described in the Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

            (xiii) The Search Report (as defined in such opinion) sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Issuing Entity covering the Filing Collateral as of the Effective Time. The Search Report identifies no secured party who has on file with the Division a currently effective financing statement naming the Issuing Entity as debtor and describing the Filing Collateral prior to the Effective Time.

            Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

                  (g) The Underwriters shall have received the favorable opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, special counsel for the Sponsor, addressed to the Sponsor and satisfactory to Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies") and the Underwriters, with respect to certain matters relating to the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Issuing Entity, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

                  (h) The Underwriters shall have received an opinion of McKee Nelson LLP in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Underwriters shall reasonably require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Policy shall have been duly authorized, executed, issued and delivered by the Insurer, all fees due and payable to the Insurer as of the Closing Date shall have been paid in full at or prior to the Closing Date, and the Policy shall conform in all material respects to the description thereof in the Registration Statement and the Prospectus (and any supplements thereto).

                  (j) The Underwriters shall have received the opinion of James
      W. Lundy, Jr., internal counsel to the Insurer, or such other counsel acceptable to the Underwriters and counsel to the Underwriters, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel to the Underwriters, to the effect that:

            (i) The Insurer is a monoline financial guaranty insurance company incorporated under the laws of the State of New York and duly qualified to conduct an insurance business in the State of New York. The Insurer is validly licensed and authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof.

            (ii) The Insurer has full corporate power and authority to execute and deliver the Policy and the Policy has been duly authorized, executed and delivered by the Insurer, and constitutes a legal, valid and binding obligation of the Insurer enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and by general principles of equity.

            (iii) The execution and delivery by the Insurer of the Policy will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation or Restated Corporate By-Laws of the Insurer, or, to the knowledge of such counsel, any material restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a material default under any of the foregoing.

            (iv) Proceedings legally required for the issuance of the Policy have been taken by the Insurer and licenses, orders, consents or other authorizations or approvals or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained or are not material to the enforceability of the Policy.

            (v) The Policy is exempt from registration under the Act.

            (vi) To the knowledge of such counsel, there is no action, suit or proceeding pending against or affecting the Insurer in any court, or before any governmental body, which is likely to affect or impair the validity or enforceability of the Policy.

            (vii) The statements contained in the Prospectus Supplement under the heading "The Insurer and the Policy" (other than any financial or statistical information contained or incorporated by reference therein, as to which such counsel may express no opinion), insofar as such statements constitute summaries of the matters referred to therein, accurately reflect and fairly present the information purported to be shown and, insofar as such statements describe the Insurer, fair and accurately describe the Insurer

            (viii) The Insurer is authorized to deliver the Insurance Agreement and the Indemnification Agreement, and each of such agreements has been duly executed and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein.

            Such opinions may be subject to such counsel's customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Registration Statement and the Prospectus and its investigation or verification of information contained therein.

                  (k) The Underwriters shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

            (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware.

            (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

            (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and is the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

            (iv) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the Untied States of America governing the trust powers of the Owner Trustee, or, to the knowledge of such counsel, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound.

            (v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee for the valid execution, delivery and performance of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust with the Secretary of State.

            Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

                  (l) On or prior to the Closing Date, there has been no downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in rating, the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange
      Act).

                  (m) The Underwriters shall have received from Mayer, Brown, Rowe & Maw, LLP an opinion or opinions of counsel dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, relating to the federal income tax treatment of the Notes.

                  (n) The Underwriters shall have received an opinion of Seward & Kissell LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and in substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that:

            (i) The Indenture Trustee is a national banking association validly existing under the laws of the United States.

            (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement (the "Indenture Trustee Agreements") and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture Trustee Agreements.

            (iii) Each Indenture Trustee Agreement has been duly executed and delivered by the Indenture Trustee and each Indenture Trustee Agreement constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except that certain of such obligations may be enforceable solely against the Issuing Entity or the Collateral, as the case may be, and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at equity or at law).

            (iv) The Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                  (o) The Underwriters shall have received copies of each opinion of counsel delivered to either rating agency, the Sponsor or the Insurer, either addressed to the Underwriters or together with a letter addressed to the Underwriters, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

                  (p) The Underwriters shall have received certificates dated the Closing Date of each of the Depositor, the Sponsor, and the Servicer, executed by any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor, the Sponsor, and the Servicer, in which such officer of the Depositor, the Sponsor, and the Servicer, as the case may be, shall state that, (i) to the best of its knowledge after reasonable investigation, the representations and warranties of the Sponsor and the Servicer, as applicable, contained in Section 3.01 of the Purchase Agreement and
      Section 2.04 of the Sale and Servicing Agreement, on and as of the date made or as of any other date provided therein, are true and correct in all material respects; provided that the remedies available to you for any breach of the representations and warranties set forth in Section 3.01 of the Purchase Agreement shall be limited to the remedies set forth in that Section, (ii) that the Depositor, the Sponsor or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied under such agreements at or prior to the Closing Date, (iii) in the case of the certificate from the Depositor only, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor, the Sponsor or the Servicer, has occurred.

                  (q) The Underwriters shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting the transfer of the interest in the Mortgage Loans and the proceeds thereof from the Sponsor to the Depositor and from the Depositor to the Indenture Trustee on behalf of the Issuing Entity.

                  (r) At the Closing Date, the Notes shall have been rated "AAA" by S&P and "Aaa" by Moody's.

                  (s) Subsequent to the execution of this Agreement and on or prior to the Closing Date, there has been no downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded the Sponsor's outstanding securities by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

                  (t) The Depositor shall provide or cause to be provided to the Underwriters such conformed copies of such of the foregoing opinions, certificates, letters and documents delivered pursuant to this Agreement as the Underwriters shall reasonably request.

                  (u) The Underwriters shall have received at or before the Closing Date, from Deloitte & Touche LLP, letters, dated as of the date of this Agreement, substantially in the form previously agreed to (A) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter.

                  (v) Each of the Underwriters shall have received on and as of the Closing Date a certificate of an officer of the Indenture Trustee, with specific knowledge about that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act, satisfactory to each of the Underwriters to the effect that such part of the Registration Statement complies, or will comply, as the case may be, in all material respects with the Act and the Trust Indenture Act and does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            8. Indemnification and Contribution.

                  (a) Each of the Sponsor and the Depositor shall indemnify and hold each Underwriter and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Act harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
      (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement,
      (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any Static Pool Data referred to therein), the Pricing Free Writing Prospectus (including any Static Pool Data referred to therein), any ABS Informational and Computational Materials (but excluding any Derived Information included therein), Issuer Free Writing Prospectus or Sponsor-Provided Information used in the preparation of any Underwriter Free Writing Prospectus or in any Underwriter Free Writing Prospectus or (iv) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Underwriter or such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor the Depositor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (A) any information provided to the Depositor by the Underwriters specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto as may be identified in a side letter between the Underwriters and the Depositor (the "Underwriters' Information") or (B) any Derived Information.

                  (b) (i) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Sponsor and the Depositor against any and all losses, claims, damages or liabilities to which either the Sponsor or the Depositor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (C) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Pricing Free Writing Prospectus or any Underwriter Free Writing Prospectus or (D) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information, and shall reimburse any legal or other expenses reasonably incurred by the Sponsor or the Depositor in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred.

            (ii) Each Underwriter severally agrees, assuming (a) all information provided by the Depositor (including the computer tape furnished to any Underwriter and any other Depositor Provided Information) is accurate and complete in all material respects and (b) the Depositor's independent public accountants have provided the letter described in Section 5(q), to indemnify and hold harmless each of the Sponsor and the Depositor against any and all losses, claims, damages or liabilities, joint or several, to which either the Sponsor or the Depositor may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Derived Information prepared by such Underwriter when read in conjunction with the Pricing Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state in such Derived Information when read in conjunction with the Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
      Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b), except to the extent it has been materially prejudiced by such failure and provided further that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or
      (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters. Each indemnified party, as a condition of the indemnity agreements contained in subsections (a) and (b), shall use its best efforts to cooperate with the indemnifying party the defense of any such action or claim. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party (i) unless such settlement includes an unconditional release of such indemnified party from all liability from any claims that are the subject matter of such action and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and the Sponsor on the one hand and the Underwriters on the other from the offering of the Notes or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and the Sponsor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor and the Sponsor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion so that each Underwriters is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing on the cover page of the Prospectus and the Sponsor or the Depositor shall be responsible for the balance. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Sponsor or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations. The Sponsor, the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this

      Agreement were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and/or commissions received by the related Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Depositor and the Sponsor under this Section 9 shall be in addition to any liability which the Depositor or the Sponsor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor and the Sponsor, to each officer of the Depositor who has signed the Registration Statement and to each person, if any, who controls the Depositor or the Sponsor within the meaning of the Act.

            9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of the Sponsor and the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Sponsor or the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor, the Sponsor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason other than the fault of the Underwriters the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 5(n) hereof and the respective obligations of the Depositor, the Sponsor and the Underwriters pursuant to Section 9 shall remain in effect.

            10. Failure to Purchase the Notes. If any one or more of the Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of all the Notes of the various Classes set forth opposite their names in the Prospectus Supplement bears to the aggregate principal amount of all of the Notes of the various Classes set forth opposite the name of all the remaining Underwriters) the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of all of the Notes set forth in the Prospectus Supplement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Sponsor or the Depositor. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that required changes in the Registration Statement, the Pricing Free Writing Prospectus and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Sponsor, the Depositor and to any nondefaulting Underwriter for damages occasioned by its defaulting hereunder.

            11. Notices. Any written request, demand, authorization, direction, notice, consent or waiver shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to Lehman, when delivered to Lehman Brothers Inc.,
Attention: Vinay Khandelwal, 745 Seventh Avenue, New York, New York 10019, if sent to Bear, when delivered to Bear, Stearns & Co. Inc., Attention: Matt Perkins, 383 Madison Avenue, New York, New York 10179, if sent to Credit Suisse, when delivered to Credit Suisse Securities (USA) LLC, Attention: Janie Lee, Eleven Madison Avenue, New York, New York 1001, if sent to IndyMac, when delivered to IndyMac Securities Corporation, Attention: Renee Bianco, 155 N. Lake Avenue, 6th Floor, Pasadena, California 91101, if sent to Goldman, when delivered to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Darren Stumberger and if sent to the Depositor, when delivered to IndyMac MBS, Inc., 3465 East Foothill Boulevard, Pasadena, California 91107,
Attention: Victor Woodworth, Esq.

            12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligations hereunder.

            13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            15. No Fiduciary Duty. The Sponsor acknowledges that in connection with the offering of the Notes: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sponsor or any other person, (b) the Underwriters owe the Sponsor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Sponsor. The Sponsor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Depositor, the Sponsor (to the extent set forth below) and the Underwriters in accordance with its terms.

                                     Very truly yours,

                                     INDYMAC MBS, INC.,
                                     as Depositor

                                     By:  /s/ Jill Jacobson
                                         ---------------------------------------
                                         Name: Jill Jacobson
                                         Title: Vice President

                                     INDYMAC BANK, F.S.B.,
                                     as Sponsor (but only with respect to its representations and warranties in Section 2(b) and its obligations pursuant to
                                     Section 9 and not with respect to any other part of this Agreement)

                                     By:  /s/ Jill Jacobson
                                         ---------------------------------------
                                         Name: Jill Jacobson
                                         Title: Vice President

The foregoing Underwriting
Agreement is hereby
confirmed and accepted as
of the date first written above.

Lehman Brothers Inc.

By:  /s/ Thomas J. O'Hara
    ------------------------------------
    Name: Thomas J. O'Hara
    Title: Managing Director

Bear, Stearns & Co. Inc.

By:  /s/ Matthew Perkins
    ------------------------------------
    Name: Matthew Perkins
    Title: Senior Managing Director

Credit Suisse Securities (USA) LLC

By:  /s/ Janie Hwang Lee
    ------------------------------------
    Name: Janie Hwang Lee
    Title: Director

Goldman, Sachs & Co.

By:  /s/ Michelle Gill
    ------------------------------------
    Name: Michelle Gill
    Title: Managing Director

IndyMac Securities Corporation

By:  /s/ Kevin Callan
    ------------------------------------
    Name: Kevin Callan
    Title: Chief Executive Officer

                                      -31-




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                                                                      SCHEDULE I

                                     INITIAL PRINCIPAL
           UNDERWRITER                AMOUNT OF NOTES
           -----------               -----------------

Lehman Brothers Inc.                   $ 357,685,920
Bear, Stearns & Co. Inc.               $  69,550,040
Goldman, Sachs & Co.                   $  29,807,160
Credit Suisse Securities (USA) LLC     $  29,807,160
IndyMac Securities Corporation         $   9,935,720

                                       A-1